LIST OF SUBSIDIARIES

                                                              Jurisdiction of
Name                                                          Incorporation
----                                                          -------------

FEI Asia Corporation                                             Oregon

FEI Company FSC Ltd.                                             Barbados

FEI Deutschland GmbH                                             Germany

FEI UK Limited                                                   United Kingdom

Philips Electron Optics International B.V.                       Netherlands

Philips Electron Optics B.V.                                     Netherlands

Philips Electron Optics Nederland B.V.                           Netherlands

Philips Electron Optics Japan, Ltd.                              Japan

Philips Electron Optics Czech Republic SRO                       Czech Republic

Philips Optique Electronique S.A.S.                              France

Philips Electron Optics S.R.L.                                   Italy

Philips Electron Optics Inc.                                     Delaware

Philips Electron Optics Canada Ltd.                              Canada